Exhibit 23.14

CONSENT OF VICKI SCHARNHORST

The undersigned, Vicki Scharnhorst, hereby states as follows:

I, Vicki Scharnhorst, assisted with the preparation of the “NI 43-101Technical Report Preliminary Economic Assessment of Guadalupe de los Reyes Gold/Silver Project, Sinaloa, Mexico” effective date February 8, 2013, issue date March 4, 2013 for Vista Gold Corp. (the “Company”) (the “Technical Report”) portions of each of which are summarized (the “Summary Material”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”) in which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”) to be filed with the United States Securities and Exchange Commission.

I hereby consent to the incorporation by reference in this Registration Statement of the Summary Material concerning the Technical Report, including the reference to the Guadalupe de los Reyes Gold/Silver Project included with such information, and the reference to my name as set forth in the Form 10-K.

/s/ Vicki Scharnhorst
Vicki Scharnhorst

Date: October 1, 2013